EX 26 (g) ii a.

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: August 1, 2008

Coverage: VARIABLE UNIVERSAL LIFE III

Effective January 1, 2009, the Amendment effective date, the applicable sections of Schedule A – Accepted Coverages of the above-referenced Agreement will be replaced with the following:

Plans of Insurance: Variable Universal Life III, Strategic Life 14-2009 and the following riders: Substitute of Insured Rider (SIR) and Guaranteed Insurability Rider (GIR). Rider coverage not requiring evidence of insurability shall be point-in-scale when exercised.

Eligible Policies: Variable Universal Life III and Strategic Life 14-2009 policies and increases (not otherwise eligible for the Ceding Company’s Salvage program) that are entered into the Ceding Company’s new business system on or after the Effective Date of this Agreement or those policies issued as continuations of such policies under the Agreement (including policies backdated for up to six (6) months to a date before the effective date of this Agreement).

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	11/05/08
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	11/05/08
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	11/05/08
Peter G. Ferris
Second Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	12/15/08
Print name:	Julie A. Decker
Title:	VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Chris Noyes	Date:	12/11/08
Print name:	Chris Noyes
Title	VP, Sales